Exhibit 99.2
RESCISSION OFFER ELECTION FORM
[SEQUENCE NUMBER]
[NAME]
[ADDRESS #1]
[ADDRESS #2]
[CITY, ST ZIP]
[COUNTRY]
IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]
Return Completed Form To:
Dell Inc. Rescission Offer
70 University Avenue, P.O. Box 5
Toronto, ON
M5J 2M4
Return Completed Form Via Overnight Delivery To:
Dell Inc. Rescission Offer
70 University Avenue, 8th Floor
Toronto, ON
M5J 2M4
          YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
          IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 3:00 P.M., U.S. CENTRAL TIME, ON SEPTEMBER 26, 2008 (THE “EXPIRATION DATE”), WHICH IS 49 DAYS FROM THE DATE OF THIS PROSPECTUS.
          WE URGE YOU TO REVIEW THE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.
Ladies and Gentlemen:
          The undersigned acknowledges receipt of a prospectus dated August 8, 2008 (the “Prospectus”), of Dell Inc. (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of common stock of the Company (the “Shares”) acquired by the undersigned under the Dell Inc. Stock Purchase Plan by payroll deductions during the four quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 (the “Purchase Period”).
          Subject to the terms and conditions of the Rescission Offer and the instructions set forth below, the undersigned hereby elects to accept the Rescission Offer to rescind the sale to the undersigned of the Shares identified below purchased during the Purchase Period and currently owned by the undersigned or sold prior to the date of the Prospectus at a loss, and to receive (i) for all such Shares currently owned and identified below, an amount equal to (A) the purchase price paid per Share; plus (B) interest at 5.27 percent per annum from the date of purchase through the expiration of the Rescission Offer; and (ii) for all such Shares sold prior to the date of the Prospectus identified below, an amount equal to (A) the purchase price paid per Share; less (B) the proceeds from the sale of those Shares, plus (C) interest at 5.27 percent per annum. As for Shares identified below sold prior to the date of the Prospectus, interest will be paid on (i) the amount originally paid for the Shares from the date of purchase until the date of sale, and (ii) on the amount of loss realized from the date of sale through the date the Rescission Offer expires. Based upon the calculation methodology, interest will accrue on a daily basis. The undersigned hereby acknowledges that it may take up to eight weeks to receive any proceeds from the Rescission Offer and that payment may be paid through Dell payroll and/or a third party provider. Any amounts not paid through Dell payroll will be paid in U.S. dollars.
The undersigned (check applicable box):
☐ is a United States person (as described in Instruction 1); or
☐ is not a United States person (as described in Instruction 1).
The undersigned (check applicable box):
☐ HAS; or
☐ HAS NOT
sold all or a portion of the Shares purchased during the Purchase Period.
TOTAL NUMBER OF SHARES BEING RESCINDED (including Shares previously sold): ___
PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES YOU
CURRENTLY HOLD THAT YOU WISH TO RESCIND

DATE OF	NUMBER OF
PURCHASE	SHARES

Note: You must deliver your Shares you now hold and wish to rescind to AST per the instructions contained in the Prospectus. Your failure to timely deliver Shares to AST will be a deemed rejection of the Rescission Offer even if you have returned a Rescission Offer Election Form. In addition, the number of Shares delivered to AST must match the number of Shares set forth in the table above or your attempted acceptance of the Rescission Offer will be invalid with respect to such Shares.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL
OR A PORTION OF YOUR SHARES

NAME AND
			TYPE OF	ADDRESS OF
		AMOUNT OF	CONSIDERATION	ACQUIROR AND/OR
DATE OF	NUMBER OF	CONSIDERATION	(IF OTHER THAN	MARKET
SALE	SHARES SOLD	RECEIVED	CASH)	TRANSACTION

Note: If you have sold Shares to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. Reasonably satisfactory proof of loss would include confirmation of shares sold on official broker letterhead that details the cost of sale or actual sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of a bona fide sale is not reasonably satisfactory to the Company, you will be deemed to have rejected the Rescission Offer. In addition, the Company may require evidence that any sale of the Shares was a bona fide transfer of those Shares.
          Subject to and effective upon receipt of the undersigned’s rescission payment in accordance with the terms of the Rescission Offer, the undersigned sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded Shares (other than Shares previously sold) as identified above, and orders the registration of all such Shares transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in all such Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

SIGNATURES

THE UNDERSIGNED:

Print name of the undersigned and, (a) if Shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Shares are held as joint tenants or as community property, the name(s) of the co-owner(s).

Signature

Dated:	Signature (if joint account)

Employee I.D. Number(s)

Residence Address

City, State and Zip Code

Mail Address (if different from residence)

City, State and Zip Code

Telephone Number

Identification Number (located on the front of this form)

GUARANTEE OF SIGNATURES (required only under the conditions specified in Instruction 3(a) to this Rescission Offer Election Form)

Dated:	Authorized Guarantor Signature

Name(s)

Name of Firm

Address of Firm

City, State and Zip Code

Telephone Number

INSTRUCTIONS TO RESCISSION OFFER ELECTION FORM
          1. GENERAL. The Rescission Offer Election Form, as well as the accompanying Form W-9 or Form W-8BEN, should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of the Rescission Offer Election Form or via fax at 888-810-7480 if you are in North America or to 800-810-7480-0 if you are outside of North America. US Persons need to complete the Form W-9. The term “US person” means:
•	a citizen or resident of the United States,

•	a partnership created or organized in the United States or under the law of the United States or of any State,

•	a corporation created or organized in the United States or under the law of the United States or of any State, or

•	any estate or trust other than a foreign estate or foreign trust.
An individual is considered a U.S. resident for tax purposes if they meet either the green card test (admitted as a U.S. lawful permanent resident) or the substantial presence test for the calendar year.
To meet the substantial presence test, an individual must be physically present in the United States on at least:
1.	31 days during the current year, and

2.	83 days during the three-year period that includes the current year and the two years immediately before that, counting:

a)	All the days present in the current year,

b)	1/3 of the days present in the first year before the current year, and

c)	1/6 of the days present in the second year before the current year.
Non-US Persons need to complete and return the enclosed Form W-8BEN. The method of delivery to the Company is at your option and risk, but if sent by mail, registered mail, return receipt requested, is recommended.
          2. SIGNATURES. If the Rescission Offer Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith. Transferees for value may not accept the Rescission Offer. If the rescinded Shares have been otherwise assigned by the registered holder, the Rescission Offer Election Form should be signed in exactly the same form as the name of the transferee indicated on the books of the Plan Facilitator or Individual ESPP Broker or the transfers attached to or endorsed on the certificates.
          3. STOCK CERTIFICATES AND SIGNATURE GUARANTEES.
               (a) If you have physical possession of any certificates representing Shares being rescinded, such certificates must be mailed to AST properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. Your mailing must include the identification number located on the front of the Rescission Offer Election Form. Please do not send your Rescission Offer Election Form to AST. If you fail to include the identification number with your Share certificates you will be deemed to have rejected the Rescission Offer. Your Share certificates should be sent by certified or registered mail and, for your protection, should be insured for at least 2% of the value. The mailing address is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attn: Carlos Pinto.
               (b) Shares delivered electronically through a broker or other nominee via DWAC should be sent to American Stock Transfer & Trust Company (AST). AST’s DWAC participant number is 2941. You must advise your broker or other nominee to deliver your Shares via the “DWAC” system to DWAC agent 2941 AST. Because it may take your broker or other nominee several weeks to deliver your Shares to AST, you should contact your broker or other nominee as soon as practicable. Please make sure your broker or other nominee includes in the comments fields your unique identification Number located on your Rescission Offer Election Form as shares will not be accepted and you will be deemed to have rejected the Rescission Offer without your identification number. Please do not send your Rescission Offer Election Form to AST. We recommend that you write down your identification number printed on your Rescission Offer Election Form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.
               4. PROOF OF SALE. Persons that have already sold Shares subject to the Rescission Offer must enclose with the Rescission Offer Election Form proof reasonably satisfactory to the Company evidencing the bona fide sale of those Shares to a third party, including the purchase price for those Shares. Satisfactory proof of the purchase price of those Shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of those Shares was a bona fide transfer to a third party.
               5. TIME IN WHICH TO ELECT. To be effective, a Rescission Offer Election Form must be received by the Company no later than 3:00 p.m., U.S. Central Time, on September 26, 2008 (the “Expiration Date”). In addition, you must deliver your currently owned Shares for which you wish to accept the Rescission Offer to AST no later than that time on the Expiration Date or you will be deemed to have rejected the Rescission Offer with respect to such Shares. In addition, the number of Shares delivered to AST must match the number of Shares identified on your Rescission Offer Election Form or the Rescission Offer will be deemed rejected.
               6. MISCELLANEOUS. In the case of acceptances of the Rescission Offer, the Company will begin mailing and delivering checks for rescission payments within one to two weeks after the Expiration Date. You can expect to receive your proceeds no later than eight weeks after the Expiration Date.
               7. QUESTIONS. All questions with respect to this Rescission Offer Election Form and the Rescission Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to the Dell Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-888-4601 Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

Payor’s Name: Dell Inc.
Payee’s Name:

SUBSTITUTE Form W-9	Part 1 — TAXPAYER IDENTIFICATION NUMBER — FOR ALL ACCOUNTS, WRITE YOUR TAXPAYER IDENTIFICATION	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	NUMBER ON THE LINE AT THE RIGHT. (FOR MOST INDIVIDUALS, THIS IS YOUR SOCIAL SECURITY NUMBER.) CERTIFY BY SIGNING AND DATING BELOW.

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING, SEE THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND COMPLETE AS INSTRUCTED THEREIN.	Awaiting TIN ☐

Certification — Under penalties of perjury, I certify that:
1.	The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

2.	I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
IF YOU MARKED “AWAITING TIN” IN THE SPACE PROVIDED ABOVE

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
          I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld and retained until I provide a taxpayer identification number to the payor and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Name

(please print)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give Payer — Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the name and Social Security Number of:

1.	An individual’s account		The individual

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account (1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor (2)

4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor trustee (1)

	b.	So called trust account that is not a legal or valid trust under state law	The actual owner (1)

5.	Sole proprietorship account and single-member limited liability companies (LLCs)		The owner (4)

6.	A valid trust, estate or pension trust		Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (3)

7.	Corporate account		The corporation

8.	Religious, charitable or educational organization account		The organization

9.	Partnership		The partnership (5)

10.	Association, club or other tax exempt organization		The organization

11.	A broker or registered nominee		The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments		The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	List first and circle the name of the legal trust, estate, or pension trust.
(4)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security Number or your Employer Identification Number.
(5)	This also applies to LLCs with at least two members.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number
If you don’t have a Taxpayer Identification Number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.
Payees Exempt from Backup Withholding
Payees generally exempted from backup withholding on ALL payments include the following:
1.	a corporation;

2.	a financial institution;

3.	an organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code;

4.	the United States or any agency or instrumentality thereof;

5.	a state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof;

6.	a foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof;

7.	an international organization or any agency, or instrumentality thereof;

8.	a registered dealer in securities or commodities required to register in the U.S. or a possession of the U.S.;

9.	a real estate investment trust;

10.	a common trust fund operated by a bank under Section 584(a) of the Code;

11.	an entity registered at all times under the Investment Company Act of 1940; and

12.	a foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
1.	payments to nonresident aliens subject to withholding under Section 1441 of the Code;

2.	payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner;

3.	payments of patronage dividends where the amount received is not paid in money;

4.	payments made by certain foreign organizations; and

5.	Section 404(k) distributions made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
1.	payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct Taxpayer Identification Number to the payer;

2.	payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code);

3.	payments described in Section 6049(b)(5) of the Code to nonresident aliens;

4.	payments on tax-free covenant bonds under Section 1451 of the Code; and

5.	payments made by certain foreign organizations.
An exempt payee should enter its name, check the box indicating “Exempt from backup withholding,” sign and date the form. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE FORM W-8.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.
Privacy Act Notice — Section 6109 requires most recipients of dividend, interest, or other payments to give Taxpayer Identification Numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
1.	Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2.	Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

3.	Criminal Penalty for Falsifying Information — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE

Payor’s Name: Dell Inc.
Payee’s Name:

SUBSTITUTE Form W-8BEN Department of the Treasury Internal Revenue Service	Part 1 — IDENTIFICATION OF BENEFICIAL OWNER — SEE THE ENCLOSED INSTRUCTIONS FOR CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING ON SUBSTITUTE FORM W-8BEN	Social Security Number OR Individual Tax Identification Number, if required

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding		Foreign Tax Identifying Number, if any

Country (do not abbreviate)

Reference Number, if any

Part 2 — CLAIM OF TAX TREATY BENEFITS (IF APPLICABLE)
I certify that (check all that apply):
☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

☐	If required, the U.S. taxpayer identification number is stated above.

☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits.

☐	The beneficial owner is not an individual, is claiming benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status.

☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.
The beneficial owner is claiming the provisions of Article                      of the treaty identified above to claim a      % rate of withholding on (specify type of income):                     . Explain the reasons the beneficial owner meets the terms of the treaty article:

Part 3 — NOTIONAL PRINCIPAL CONTRACTS (SEE THE ENCLOSED INSTRUCTIONS FOR CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING ON SUBSTITUTE FORM W-8BEN)
☐ I have provided or will provide a statement that identifies those principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.
Part 4 — CERTIFICATION
Certification — Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
1.	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates;

2.	The beneficial owner is not a U.S. person;

3.	The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and

4.	For broker transactions and barter exchanges, the beneficial owner is an exempt foreign person as defined in the relevant regulations.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.
Signature of beneficial owner
Date
Capacity in which acting
NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-8BEN MAY RESULT IN WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS FOR CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING ON SUBSTITUTE FORM W-8BEN FOR ADDITIONAL DETAILS.

INSTRUCTIONS FOR CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR
UNITED STATES TAX WITHHOLDING ON SUBSTITUTE FORM W-8BEN
1. A U.S. taxpayer identification number must be provided if the beneficial owner is (1) claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans, (2) a foreign grantor trust with five or fewer grantors, (3) claiming benefits under an income tax treaty, or (4) submitting the form to a partnership that conducts a trade or business in the U.S.
2. If you are an individual, you are generally required to enter your social security number. If you don’t have a Social Security Number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. If you do not have a Social Security Number and are not eligible to get one, you must get an individual taxpayer identification number (“ITIN”). To apply for an ITIN, file Internal Revenue Service Form W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.
3. If you are not an individual or you are an individual who is an employer or you are engaged in a U.S. trade or business as a sole proprietor, you must enter an employer identification number. If you do not have an employer identification number, you should apply for one on Form SS-4. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your employer identification number.
4. If your country of residence for tax purposes has issued you a tax identifying number, please provide it in the space indicated above.
5. The reference number may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use a reference number to make the association clear. A beneficial owner may use a reference number to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use a reference number to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity.